Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-135254) on Form S-8 of our report dated March 27, 2007, included in the Annual Report on Form 10-KSB of Ottawa Savings Bancorp, Inc. for the year ended December 31, 2006.

/S/    MCGLADREY & PULLEN, LLP

Champaign, Illinois

March 27, 2007

McGladrey & Pullen, LLP is a member firm of RSM International—

an affiliation of separate and independent legal entities.